Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NAME DYNAMICS, INC.", CHANGING ITS NAME FROM "NAME DYNAMICS, INC." TO "UBL INTERACTIVE, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MAY, A.D. 2012, AT 8:41 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4737014 8100

120685313

AUTHENTICATION: 9614668

DATE: 06-04-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:41 PM 05/31/2012
FILED 08:41 PM 05/31/2012
SRV 120685313 - 4737014 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
NAME DYNAMICS, INC.

The undersigned, being the Chief Executive Officer of **Name Dynamics, Inc.**, a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1. The name of the Corporation (hereinafter referred to as the "Corporation") is Name Dynamics, Inc. The date of filing the original certificate of incorporation with the Secretary of State of Delaware was September 30, 2009.

2. Article FIRST of the Certificate of Incorporation of the Corporation is hereby superseded and replaced as follows:

"FIRST: The name of the corporation is UBL Interactive, Inc."

3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and the holders of a majority of the Corporation's outstanding common stock, in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation to be signed by Doyal Bryant, its Chief Executive Officer, this 24th day of May, 2012.

Name Dynamics, Inc.

By: ______________________
Doyal Bryant
CEO

Name Reservation Status

Reservation No.	Entity Name	Entity Type	Cost	Status	Expiration Date (mm/dd/yyyy)
5153536	UBL INTERACTIVE, INC.	CORPORATION	**75.00**	RESERVED	09/08/2012

SRV Number - 120551743
Payment Type - Credit Card
Card Number - ************3018
Card Type - AX
Credit Card Reference Number - 051112163404677
Amount Charged - $75.00